EXHIBIT 99.1

TXI Reports Second Quarter Results

DALLAS, Jan. 7, 2010 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended November 30, 2009. Net income was a loss of $3.7 million (<$.13> per share) and included after tax gains from sales of emission credits of $2.1 million ($.08 per share). Net income for the quarter ended November 30, 2008 was $3.1 million ($.11 per share).

General Comments

"We were able to maintain our gross profit margin compared to last year despite sales being down 36%," stated Mel Brekhus, President and Chief Executive Officer. "Abnormally inclement weather in our Texas market and the continuing impact of the recession led to cement, aggregate and ready-mix concrete volumes being down 32%, 43% and 35%, respectively."

"The ability to maintain our gross profit margin reflects our continued successful focus on cost management. I believe our operational focus of managing costs and generating cash along with our strong liquidity position have us well positioned to take advantage of the recovery that is expected to begin sometime during 2010," added Brekhus.

A teleconference will be held today, January 7, 2010 at 1:00 p.m. Central Standard Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other information related to our principal products and non-operating income and expenses.

Cement Operations

                            Three months ended      Six months ended
                               November 30,           November 30,
 ---------------------------------------------------------------------
 In thousands except per
  unit                        2009       2008       2009       2008
 ---------------------------------------------------------------------

 Operating Results
  Total cement sales       $  61,726  $  98,407  $ 140,186  $ 209,811
  Total other sales and
   delivery fees               6,457      9,641     13,193     19,600
                           ---------  ---------  ---------  ---------
   Total segment sales        68,183    108,048    153,379    229,411
  Cost of products sold       58,359     94,206    128,218    198,763
                           ---------  ---------  ---------  ---------
   Gross profit                9,824     13,842     25,161     30,648
  Selling, general and
   administrative             (4,359)    (6,082)    (9,033)   (11,487)
  Other income                 4,670      1,008      6,413      6,272
                           ---------  ---------  ---------  ---------
   Operating Profit        $  10,135  $   8,768  $  22,541  $  25,433
                           =========  =========  =========  =========
 Cement
  Shipments (tons)               738      1,083      1,653      2,301
  Prices ($/ton)              $83.64     $90.87     $84.78     $91.17
  Cost of sales ($/ton)       $71.98     $79.04     $70.16     $79.15

Three months ended November 30, 2009

Cement operating profit for the three-month period ended November 30, 2009 was $10.1 million, an increase of $1.4 million from the prior year period.

Total segment sales for the three-month period ended November 30, 2009 were $68.2 million compared to $108.0 million for the prior year period. Cement sales decreased $36.7 million as construction activity continued to decline in both our Texas and California market areas. Abnormally inclement weather in our Texas market area also contributed to the decline in construction activity during the current period. Our Texas market area accounted for approximately 69% of cement sales in the current period compared to 70% of cement sales in the prior year period. Shipments decreased 34% in our Texas market area and 26% in our California market area. Average cement prices decreased 6% in our Texas market area and 12% in our California market area.

Cost of products sold for the three-month period ended November 30, 2009 decreased $35.8 million from the prior year period primarily due to lower shipments and our efforts to manage costs. Cement unit costs decreased 9% from the prior year period on lower raw materials and supplies and maintenance costs. Supplies and maintenance costs in the prior year period included approximately $8 million related to scheduled maintenance at our north Texas cement plant.

Selling, general and administrative expense for the three-month period ended November 30, 2009 decreased $1.7 million from the prior year period. Lower overall expenses, including wages and benefits, marketing, travel, and legal, professional and other outside service expenses, as a result of our focus on reducing costs were offset in part by $0.5 million higher defined benefit plan expense.

Other income for the three-month period ended November 30, 2009 increased $3.7 million from the prior year period. In addition to increased royalty income of $0.3 million, other income in the current period includes gains of $3.4 million from sales of emission credits associated with our Crestmore cement plant in Riverside, California.

Aggregate Operations

                               Three months ended   Six months ended
                                   November 30,       November 30,
 ---------------------------------------------------------------------
 In thousands except per unit    2009      2008      2009      2008
 ---------------------------------------------------------------------

 Operating Results
  Total stone, sand and gravel
   sales                       $ 20,217  $ 35,667  $ 48,011  $ 76,346
  Total other sales and
   delivery fees                 16,070    24,838    38,377    55,956
                               --------  --------  --------  --------
   Total segment sales           36,287    60,505    86,388   132,302
  Cost of products sold          32,001    51,908    71,156   111,364
                               --------  --------  --------  --------
   Gross profit                   4,286     8,597    15,232    20,938
  Selling, general and
   administrative                (2,489)   (3,506)   (5,194)   (7,329)
  Other income                      432       463       830       870
                               --------  --------  --------  --------
   Operating Profit            $  2,229  $  5,554  $ 10,868  $ 14,479
                               ========  ========  ========  ========

 Stone, sand and gravel
  Shipments (tons)                2,642     4,605     6,065     9,806
  Prices ($/ton)                  $7.65     $7.74     $7.92     $7.79
  Cost of sales ($/ton)           $7.03     $6.62     $6.61     $6.44

Three months ended November 30, 2009

Aggregate operating profit for the three-month period ended November 30, 2009 was $2.2 million, a decrease of $3.3 million from the prior year period.

Total segment sales for the three-month period ended November 30, 2009 were $36.3 million compared to $60.5 million for the prior year period. Stone, sand and gravel sales decreased $15.5 million on 1% lower average prices and 43% lower shipments as construction activity continued to decline in our Texas market area. Abnormally inclement weather also contributed to the decline in construction activity during the current period.

Cost of products sold for the three-month period ended November 30, 2009 decreased $19.9 million from the prior year period primarily due to lower shipments. Overall stone, sand and gravel unit costs increased 6% from the prior year period.

Selling, general and administrative expense for the three-month period ended November 30, 2009 decreased $1.0 million from the prior year period primarily due to lower overall expenses, including wages and benefits, marketing, travel and outside service expenses, as a result of our focus on reducing costs.

Other income for the three-month period ended November 30, 2009 was comparable to the prior year period.

Consumer Products Operations

                               Three months ended   Six months ended
                                   November 30,        November 30,
 ---------------------------------------------------------------------
 In thousands except per unit    2009      2008      2009      2008
 ---------------------------------------------------------------------

 Operating Results
  Total ready-mix concrete
   sales                       $ 41,720  $ 64,832  $ 95,773  $143,726
  Total other sales and
   delivery fees                 12,733    15,812    28,218    32,142
                               --------  --------  --------  --------
   Total segment sales           54,453    80,644   123,991   175,868
  Cost of products sold          51,691    76,429   113,407   168,173
                               --------  --------  --------  --------
   Gross profit                   2,762     4,215    10,584     7,695
  Selling, general and
   administrative                (2,749)   (3,716)   (5,953)   (8,031)
  Other income                      268       180       401       565
                               --------  --------  --------  --------
   Operating Profit (Loss)     $    281  $    679  $  5,032  $    229
                               ========  ========  ========  ========

 Ready-mix concrete
  Shipments (cubic yards)           501       769     1,113     1,716
  Prices ($/cubic yard)          $83.02    $84.37    $86.01    $83.78
  Cost of sales ($/cubic yard)   $80.98    $81.96    $80.39    $81.52

Three months ended November 30, 2009

Consumer products operating profit for the three-month period ended November 30, 2009 was $0.3 million, a decrease of $0.4 million from the prior year period.

Total segment sales for the three-month period ended November 30, 2009 were $54.5 million compared to $80.6 million for the prior year period. Ready-mix concrete sales for the three-month period ended November 30, 2009 decreased $23.1 million on 2% lower average prices and 35% lower shipments as construction activity continued to decline in our Texas market area. Abnormally inclement weather also contributed to the decline in construction activity during the current period.

Cost of products sold for the three-month period ended November 30, 2009 decreased $24.7 million from the prior year period. Overall ready-mix concrete unit costs decreased 1% from the prior year period primarily due to lower raw material costs offset in part by the effect of lower shipments. Our raw material unit costs including the cost of transportation decreased approximately 11% from the prior year period.

Selling, general and administrative expense for the three-month period ended November 30, 2009 decreased $1.0 million from the prior year period primarily due to lower overall expenses, including wages and benefits, marketing, travel and outside service expenses, as a result of our focus on reducing costs.

Other income for the three-month period ended November 30, 2009 increased $0.1 million from the prior year period. Other income in the current period includes gains of $0.2 million from routine sales of surplus operating assets.

Corporate

                               Three months ended   Six months ended
                                   November 30,       November 30,
 ---------------------------------------------------------------------
 In thousands                     2009      2008      2009      2008
 ---------------------------------------------------------------------

 Other income                  $    358  $    560  $    736  $  2,745
 Selling, general and
  administrative                 (6,289)   (2,560)  (15,960)   (6,355)
                               --------  --------  --------  --------
                               $ (5,931) $ (2,000) $(15,224) $ (3,610)
                               ========  ========  ========  ========

Three months ended November 30, 2009

Other income for the three-month period ended November 30, 2009 decreased $0.2 million from the prior year period on lower interest income.

Selling, general and administrative expense for the three-month period ended November 30, 2009 increased $3.7 million from the prior year period. The increase was primarily the result of $3.2 million higher stock-based compensation. Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on their fair value reduced stock-based compensation $1.5 million in the three-month period ended November 30, 2009 and reduced stock-based compensation $4.6 million in the three-month period ended November 30, 2008.

Interest

Interest expense incurred for the three-month period ended November 30, 2009 was $13.4 million, all of which was expensed. Interest expense incurred for the three-month period ended November 30, 2008 was $12.5 million, of which $3.2 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $9.3 million was expensed.

Interest expense incurred for the three-month period ended November 30, 2009 increased $0.9 million primarily as a result of higher interest on life insurance policies and debt amortization expense We have delayed completion of the Hunter, Texas cement plant expansion and do not expect to capitalize any interest in connection with the project during the remainder of fiscal year 2010.

Income Taxes

Income taxes for the interim periods ended November 30, 2009 and November 30, 2008 have been included in the accompanying financial statements on the basis of an estimated annual rate. The primary reason that the tax rate differs from the 35% federal statutory corporate rate is due to percentage depletion that is tax deductible, state income taxes and deductions for income from qualified domestic production activities. Our estimated effective tax rate for fiscal year 2010 is 41.4% compared to 28.3% for fiscal year 2009.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

                                    (Unaudited)
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                        TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

                             Three months ended     Six months ended
                                November 30,          November 30,
 ---------------------------------------------------------------------
 In thousands except per
  share                        2009       2008       2009       2008
 ---------------------------------------------------------------------

 NET SALES                  $ 142,935  $ 221,799  $ 326,892  $ 478,191

 Cost of products sold        126,063    195,145    275,915    418,910
                            ---------  ---------  ---------  ---------
  GROSS PROFIT                 16,872     26,654     50,977     59,281

 Selling, general and
  administrative               15,886     15,864     36,140     33,202
 Interest                      13,364      9,296     26,608     16,541
 Loss on debt retirements          --         --         --        907
 Other income                  (5,728)    (2,211)    (8,380)   (10,452)
                            ---------  ---------  ---------  ---------
                               23,522     22,949     54,368     40,198
                            ---------  ---------  ---------  ---------
  INCOME (LOSS) BEFORE
   INCOME TAXES                (6,650)     3,705     (3,391)    19,083

 Income taxes (benefit)        (2,948)       571     (1,404)     5,297
                            ---------  ---------  ---------  ---------
  NET INCOME (LOSS)         $  (3,702) $   3,134  $  (1,987) $  13,786
                            =========  =========  =========  =========

 Net income (loss) per
  share
  Basic                     $    (.13) $     .11  $    (.07) $     .50
  Diluted                   $    (.13) $     .11  $    (.07) $     .50
                            =========  =========  =========  =========

 Average shares outstanding
  Basic                        27,736     27,566     27,728     27,536
  Diluted                      27,736     27,782     27,728     27,806
                            =========  =========  =========  =========

 Cash dividends declared
  per share                 $    .075  $    .075  $     .15  $     .15
                            =========  =========  =========  =========

                           CONSOLIDATED BALANCE SHEETS
                     TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

                                             (Unaudited)
                                             November 30,    May 31,
 ---------------------------------------------------------------------
 In thousands                                   2009          2009
 ---------------------------------------------------------------------

 ASSETS

 CURRENT ASSETS
  Cash and cash equivalents                  $    56,794  $    19,796
  Receivables - net                              115,469      129,432
  Inventories                                    161,431      155,724
  Deferred income taxes and prepaid expenses      21,320       22,039
                                             -----------  -----------
   TOTAL CURRENT ASSETS                          355,014      326,991

 OTHER ASSETS
  Goodwill                                         1,715        1,715
  Real estate and investments                      7,827       10,001
  Deferred charges and other                      15,787       14,486
                                             -----------  -----------
                                                  25,329       26,202
 PROPERTY, PLANT AND EQUIPMENT
  Land and land improvements                     158,193      156,917
  Buildings                                       58,232       58,442
  Machinery and equipment                      1,249,864    1,247,931
  Construction in progress                       322,374      328,256
                                             -----------  -----------
                                               1,788,663    1,791,546
  Less depreciation and depletion                601,982      572,195
                                             -----------  -----------
                                               1,186,681    1,219,351
                                             -----------  -----------
                                             $ 1,567,024  $ 1,572,544
                                             ===========  ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable                           $    41,144  $    55,749
  Accrued interest, compensation and other        60,224       51,856
  Current portion of long-term debt                  541          243
                                             -----------  -----------
    TOTAL CURRENT LIABILITIES                    101,909      107,848

 LONG-TERM DEBT                                  543,244      541,540

 DEFERRED INCOME TAXES AND OTHER CREDITS         121,591      120,011

 SHAREHOLDERS' EQUITY
  Common stock, $1 par value                      27,746       27,718
  Additional paid-in capital                     472,583      469,908
  Retained earnings                              313,051      319,199
  Accumulated other comprehensive loss           (13,100)     (13,680)
                                             -----------  -----------
                                                 800,280      803,145
                                             -----------  -----------
                                             $ 1,567,024  $ 1,572,544
                                             ===========  ===========

                                   (Unaudited)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

                                                   Six months ended
                                                      November 30,
 ---------------------------------------------------------------------
 In thousands                                       2009       2008
 ---------------------------------------------------------------------

 OPERATING ACTIVITIES
    Net income (loss)                            $  (1,987) $  13,786
    Adjustments to reconcile net income (loss)
     to cash provided by operating activities
     Depreciation, depletion and amortization       32,971     34,016
     Gains on asset disposals                       (1,433)      (427)
     Deferred income taxes                             756      3,627
     Stock-based compensation expense (credit)       2,143     (7,829)
     Excess tax benefits from stock-based
      compensation                                    (248)    (1,766)
     Loss on debt retirements                           --        907
     Other - net                                       609     (1,067)
     Changes in operating assets and liabilities
      Receivables - net                             14,020     30,074
      Inventories                                   (3,843)   (10,443)
      Prepaid expenses                               1,767        914
      Accounts payable and accrued liabilities      (4,823)   (23,454)
                                                 ---------  ---------
       Net cash provided by operating activities    39,932     38,338

 INVESTING ACTIVITIES
  Capital expenditures - expansions                 (4,543)  (123,420)
  Capital expenditures - other                      (2,899)   (51,911)
  Cash designated for property acquisitions             --     28,733
  Proceeds from asset disposals                      1,443        865
  Investments in life insurance contracts            6,726      2,263
  Other - net                                           (2)       175
                                                 ---------  ---------
       Net cash provided (used) by investing
        activities                                     725   (143,295)

 FINANCING ACTIVITIES
  Long-term borrowings                                  --    327,250
  Debt retirements                                    (144)  (197,610)
  Debt issuance costs                               (2,039)    (3,476)
  Stock option exercises                               356      3,885
  Excess tax benefits from stock-based
   compensation                                        248      1,766
  Common dividends paid                             (2,080)    (4,131)
                                                 ---------  ---------
       Net cash provided (used) by financing
        activities                                  (3,659)   127,684
                                                 ---------  ---------
 Increase in cash and cash equivalents              36,998     22,727

 Cash and cash equivalents at beginning of
  period                                            19,796     39,527
                                                 ---------  ---------
 Cash and cash equivalents at end of period      $  56,794  $  62,254
                                                 =========  =========

CONTACT:  Texas Industries, Inc.
          Kenneth R. Allen, Vice President-Finance and Chief
           Financial Officer
          972.647.6730
          kallen@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

				FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218	1,083	837	896	4,035	915	738	1,653
Aggregates (thousands of tons)	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	6,065
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	998	1,050	857	939	3,844	947	769	614	572	2,902	612	501	1,113

Price
Cement ($ per ton)	75.05	87.14	95.06	95.69	92.88	91.01	92.46	93.07	91.43	90.87	90.17	88.23	90.31	85.70	83.64	84.78
Aggregates ($ per ton)	5.68	6.08	7.03	7.17	7.39	7.52	7.69	7.44	7.82	7.74	8.23	8.23	7.97	8.12	7.65	7.92
Ready-mix ($ per cubic yard)	60.54	69.25	75.87	80.17	80.19	81.26	81.84	80.83	83.30	84.37	86.87	89.00	85.46	88.46	83.02	86.01

Net Sales
Cement	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	140,186
Aggregates	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	48,011
Ready-mix	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	95,773
Other	104,847	118,555	119,798	32,175	31,375	30,155	38,901	132,606	32,275	28,498	29,200	31,348	121,321	28,939	22,244	51,183
Interplant	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)	(15,988)	(36,866)
Delivery Fees	73,809	80,166	78,850	20,494	21,705	19,579	23,024	84,802	25,132	21,793	15,858	14,614	77,397	15,589	13,016	28,605
Net Sales	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957	142,935	326,892

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	220,369	207,080	189,736	217,148	834,333	223,765	195,145	149,015	158,208	726,133	149,852	126,063	275,915
Selling, general and administrative	78,434	88,663	108,106	22,183	21,064	20,717	32,256	96,220	17,338	15,864	15,982	22,909	72,093	20,254	15,886	36,140
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	58,395	58,395	-	-	-
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	26,608
Loss on debt retirements and spin-off charges	894	113,247	48	-	-	-		-	907	-	-	-	907	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(2,253)	(3,442)	(2,086)	(23,782)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)	(5,728)	(8,380)
	772,548	952,736	839,687	240,299	224,702	208,367	228,127	901,495	241,014	218,094	165,397	245,118	869,623	180,698	149,585	330,283
	Income (loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	23,155	43,771	22,168	38,265	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(3,391)

Income Taxes (benefits)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(1,404)
Income (loss) from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(1,987)

Income (loss) from Discontinued Operations - net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) before Accounting Change	124,523	8,102	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(1,987)

Cumulative Effect of Accounting Change - net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	124,523	8,102	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(1,987)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	8/31/2007	11/30/2007	2/29/2008	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009	11/30/2009

Cash	251,600	84,139	15,138	5,165	26,216	9,632	39,527	118,548	62,254	33,865	19,796	32,183	56,794
Short-term investments	-	50,606	-	-	-		-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	160,079	163,990	151,708	170,943	155,970	140,134	104,199	129,432	129,430	115,469
Inventories	83,291	109,767	135,254	123,372	124,870	137,025	144,654	157,157	155,097	164,657	155,724	156,355	161,431
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	13,047	19,785	22,482	17,943	16,760	17,238	17,733	22,039	21,244	21,320
Total Current Assets	481,008	410,960	310,623	301,663	334,861	320,847	373,067	448,435	374,723	320,454	326,991	339,212	355,014

Goodwill	58,395	58,395	58,395	58,395	60,110	60,110	60,110	60,110	60,110	60,110	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	111,893	46,333	22,699	59,261	33,253	32,011	31,011	10,001	7,736	7,827
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	12,031	12,097	11,376	11,332	13,907	15,241	17,023	14,486	15,852	15,787
Assets of discontinued operations	1,114,627	-	-	-	-	-	-				-	-	-
	1,300,084	206,260	180,525	182,319	118,540	94,185	130,703	107,270	107,362	108,144	26,202	25,303	25,329

Property, plant and equipment	886,447	956,896	1,293,360	1,370,318	1,446,494	1,488,605	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351	1,788,663
Less depreciation and depletion	473,794	486,585	509,138	514,768	521,606	529,462	518,361	530,925	546,663	557,990	572,195	587,052	601,982
Net Property, Plant and Equipment	412,653	470,311	784,222	855,550	924,888	959,143	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299	1,186,681
Total Assets	2,193,745	1,087,531	1,275,370	1,339,532	1,378,289	1,374,175	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024

Accounts payable	44,560	50,931	96,883	80,387	100,248	74,022	111,478	106,138	95,535	83,094	55,749	48,894	41,144
Accrued interest, compensation and other items	62,202	66,955	70,104	55,515	64,024	57,492	66,967	53,075	65,647	51,285	51,856	47,808	60,224
Current portion of long term debt	688	681	1,340	213	217	221	7,725	229	234	238	243	247	541
Total Current Liabilities	107,450	118,567	168,327	136,115	164,489	131,735	186,170	159,442	161,416	134,617	107,848	96,949	101,909

Long-term Debt	603,126	251,505	274,416	353,585	334,517	344,438	401,880	539,195	539,978	540,767	541,540	542,371	543,244

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	93,455	93,514	95,238	118,117	116,801	113,730	109,578	120,011	122,765	121,591
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	756,377	785,769	802,764	825,367	837,773	842,750	853,347	803,145	804,729	800,280
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,339,532	1,378,289	1,374,175	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
				FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(1,987)
Adjustments to reconcile income (loss) from continuing operations
	to cash provided (used) by continuing operating activites

Depreciation, depletion and amortization	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	32,971
Goodwill impairment	-	-	-	-		-	-	-	-	-	-	58,395	58,395	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(455)	(462)	(279)	(18,214)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)	(403)	(1,433)
Deferred income taxes (benefit)	33,811	6,581	13,622	(582)	1,059	3,991	15,568	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743	13	756
Stock-based compensation expense (credit)	-	-	13,866	(1,717)	392	(1,363)	5,083	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643	(500)	2,143
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,287)	(96)	(136)	220	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)	(37)	(248)
Loss on debt retirements	-	107,006	48	-	-	-	-	-	907	-	-	-	907	-	-	-
Other - net	889	(2,399)	3,234	(142)	(803)	2,252	1,168	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)	830	609
	Changes in operating assets and liabilities															-
Receivables - net	(8,873)	(5,060)	846	(17,458)	(3,899)	12,312	(20,462)	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)	14,908	14,020
Inventories	6,082	(18,761)	(25,047)	11,882	(1,498)	(12,155)	(7,629)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757	(4,600)	(3,843)
Prepaid expenses	(1,680)	63	1,392	1,735	185	286	(4,239)	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074	693	1,767
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(5,319)	7,639	(18,287)	13,057	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)	1,815	(4,823)
Other credits	3,838	2,527	-	-	-	-	-	-	-	-		-	-	-	-	-
Cash Provided (used) by Continuing Operations	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	39,932

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(103,592)	(71,496)	(66,592)	(70,845)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)	(2,069)	(7,442)
Cash designed for property acquisitions		-	-	-	-	-	(28,733)	(28,733)	26,958	1,775	-	-	28,733	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	1,288	1,078	1,562	30,994	34,922	512	353	6,577	539	7,981	1,068	375	1,443
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	(415)	65,944	22,611	11,063	99,203	1,464	799	216	397	2,876	5,802	924	6,726
Purchases of short-term investments - net					-	-		-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	(24)	79	163	(117)	101	192	(17)	(164)	(32)	(21)	(19)	17	(2)
Cash Provided (used) by Investing Activities	(98,517)	(141,392)	(268,003)	(102,743)	(4,395)	(42,256)	(57,638)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478	(753)	725

Financing Activities
Long-term borrowings	-	250,000	38,000	124,000	65,000	24,000	153,000	366,000	327,250	-	-	-	327,250	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(46,173)	(84,064)	(14,076)	(88,053)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)	(85)	(144)
Debt issuance costs	(39)	(7,363)	-	(944)	(89)	(119)	(1,008)	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)	(7)	(2,039)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	599	131	1,948	637	3,315	1,480	2,405	456	300	4,641	331	25	356
Excess tax benefits from stock-based compensation	-	-	1,694	3,287	96	136	(220)	3,299	1,212	554	5	(175)	1,596	211	37	248
Common dividends paid	(6,643)	(6,908)	(7,517)	(2,051)	(2,052)	(2,058)	(2,061)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)	-	(2,080)
Other - net	-	-	-	-	-	-	-	-	-	-	-		-	-	-	-
Cash Provided (used) by Financing Activities	27,703	(453,490)	13,044	78,718	(20,978)	9,831	62,295	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)	(30)	(3,659)
Net Cash Provided (used) by Continuing Operations	73,606	(497,513)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	36,998

DISCONTINUED OPERATIONS
Cash Provided (used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	36,998

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	5,165	26,216	9,632	15,138	39,527	118,548	62,254	33,865	39,527	19,796	32,183	19,796
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	5,165	26,216	9,632	39,527	39,527	118,548	62,254	33,865	19,796	19,796	32,183	56,794	56,794

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
				FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(1,987)
Plus (minus):
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	26,608
Income taxes (benefit)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(1,404)
Depreciation, depletion and amortization	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	32,971
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	58,395	58,395	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	-	-	-	-	907	-	-	-	907	-	-	-
EBITDA	133,156	180,543	217,041	36,473	57,617	35,984	55,367	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	56,188

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	39,932
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	9,160	(2,427)	17,844	19,273	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695	(12,816)	(7,121)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	582	(1,059)	(3,991)	(15,568)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)	(13)	(756)
Stock-based compensation expense (credit)	-	-	(13,866)	1,717	(392)	1,363	(5,083)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)	500	(2,143)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,287	96	136	(220)	3,299	1,212	554	5	(175)	1,596	211	37	248
Income taxes (benefit)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(1,404)
Loss (gain) on assets disposals	6,582	34,768	2,917	455	462	279	18,214	19,410	280	147	5,811	521	6,759	1,030	403	1,433
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	26,608
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	142	803	(2,252)	(1,168)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221	(830)	(609)
EBITDA	133,156	180,543	217,041	36,473	57,617	35,984	55,367	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	56,188

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
				FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Cement Operations
Operating Results
Total cement sales	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	140,186
Total other sales and delivery fees	30,699	27,416	27,648	7,712	8,723	9,249	10,395	36,079	9,959	9,641	5,882	5,452	30,934	6,736	6,457	13,193
Total segment sales	435,522	475,010	510,027	131,135	131,309	113,140	129,168	504,752	121,363	108,048	81,439	84,470	395,320	85,196	68,183	153,379
Cost of products sold	338,528	352,603	343,145	109,107	93,572	85,983	103,025	391,687	104,557	94,206	67,919	76,142	342,824	69,859	58,359	128,218
Gross profit	96,994	122,407	166,882	22,028	37,737	27,157	26,143	113,065	16,806	13,842	13,520	8,328	52,496	15,337	9,824	25,161
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(5,525)	(4,485)	(3,650)	(4,647)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)	(4,359)	(9,033)
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	(58,395)	(58,395)	-	-	-
Other income	1,342	951	24,536	958	796	890	4,775	7,419	5,264	1,008	1,423	1,606	9,301	1,743	4,670	6,413
Operating Profit (loss)	83,251	109,402	171,540	17,461	34,048	24,397	26,271	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406	10,135	22,541

Cement
Shipments (tons)	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218	1,083	837	896	4,035	915	738	1,653
Prices ($/ton)	$75.05	$87.14	$95.06	$95.69	$92.88	$91.01	$92.46	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$84.78
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$79.37	$64.41	$67.13	$72.23	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70	$71.98	$70.16

Aggregate Operations
Operating Results
Total stone, sand and gravel sales	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	48,011
Total other sales and delivery fees	88,125	99,101	113,292	30,421	30,559	28,124	33,644	122,748	31,118	24,838	25,882	24,456	106,294	22,307	16,070	38,377
Total segment sales	222,345	252,581	268,854	70,225	73,883	65,823	75,399	285,330	71,797	60,505	52,771	52,418	237,491	50,101	36,287	86,388
Cost of products sold	191,837	219,124	218,394	57,974	58,419	55,880	59,230	231,503	59,456	51,908	42,678	43,541	197,583	39,155	32,001	71,156
Gross profit	30,508	33,457	50,460	12,251	15,464	9,943	16,169	53,827	12,341	8,597	10,093	8,877	39,908	10,946	4,286	15,232
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(4,147)	(3,640)	(3,808)	(3,583)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)	(2,489)	(5,194)
Other income	10,782	30,376	2,638	406	237	76	16,255	16,974	407	463	5,466	618	6,954	398	432	830
Operating Profit (loss)	29,370	48,397	36,886	8,510	12,061	6,211	28,841	55,623	8,925	5,554	13,180	6,570	34,229	8,639	2,229	10,868

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	6,065
Prices ($/ton)	$5.68	$6.08	$7.03	$7.17	$7.39	$7.52	$7.69	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.92
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$5.96	$5.56	$6.67	$6.42	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28	$7.03	$6.61

Consumer Products Operations
Operating Results
Total ready-mix concrete sales	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	95,773
Total other sales and delivery fees	59,832	72,204	57,708	14,536	13,798	12,361	17,886	58,581	16,330	15,812	13,294	16,054	61,490	15,485	12,733	28,218
Total segment sales	282,512	337,458	335,775	94,526	98,031	82,060	94,616	369,233	95,224	80,644	66,600	66,953	309,421	69,538	54,453	123,991
Cost of products sold	267,625	316,341	310,955	85,720	89,839	78,361	87,684	341,604	91,744	76,429	60,569	60,014	288,756	61,716	51,691	113,407
Gross profit	14,887	21,117	24,820	8,806	8,192	3,699	6,932	27,629	3,480	4,215	6,031	6,939	20,665	7,822	2,762	10,584
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(4,905)	(3,931)	(4,755)	(5,723)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)	(2,749)	(5,953)
Other income	711	647	1,310	176	346	575	2,171	3,268	385	180	651	98	1,314	133	268	401
Operating Profit (loss)	5,259	10,349	9,846	4,077	4,607	(481)	3,380	11,583	(450)	679	4,540	4,094	8,863	4,751	281	5,032

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	998	1,050	857	939	3,844	947	769	614	572	2,902	612	501	1,113
Prices ($/ton)	$60.54	$69.25	$75.87	$80.17	$80.19	$81.26	$81.84	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$86.01
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$73.90	$75.18	$79.15	$77.77	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91	$80.98	$80.39

Total Segment Operating Profit (loss)	117,880	168,148	218,272	30,048	50,716	30,127	58,492	169,383	25,140	15,001	29,086	(42,076)	27,151	25,796	12,645	38,441
Corporate
Other income	9,892	15,296	8,145	713	2,063	545	581	3,902	2,185	560	404	473	3,622	378	358	736
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(7,606)	(9,008)	(8,504)	(18,303)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)	(6,289)	(15,960)
	(31,198)	(32,560)	(47,587)	(6,893)	(6,945)	(7,959)	(17,722)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)	(5,931)	(15,224)
Interest	(23,533)	(31,155)	(14,074)	-	-	-	(2,505)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)	(13,364)	(26,608)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	-	-	-	-	(907)	-	-	-	(907)	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	23,155	43,771	22,168	38,265	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(3,391)

Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits							3,879	3,879	1,723				1,723		3,427	3,427
Cement - oil and gas bonus proceeds									2,781				2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987					5,146	5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations
Corporate - oil and gas bonus proceeds									1,636				1,636